EXHIBIT 24


             Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 014140) of First Albany Companies Inc. of our report dated June 16, 2000 relating to the financial statements of First Albany Companies Inc. Stock Bonus Plan which appears in this Form 11-K.


PricewaterhouseCoopers L.L.P.
Albany, New York
June 16, 2000